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                                                                    Exhibit 99.1

            AMERICAN PALLET LEASING, INC. CONCLUDES PUBLIC EMERGENCE


Cedar Rapids, Iowa, September 22, 2004 - American Pallet Leasing, Inc. ("APL"), a vertically integrated manufacturer and logistical supplier of pallets, today announced it has completed the initial closing of its reverse acquisition of Literary Playpen, Inc. (OTCBB: LYPP), pursuant to which Literary Playpen will acquire all of the outstanding common shares of APL in exchange for a controlling interest in Literary Playpen. Through the reverse acquisition, APL will become a publicly-traded company.

Pursuant to a securities purchase agreement, Literary Playpen will issue shares of its common stock to the shareholders of APL in exchange for the APL shareholders' transfer of their APL common shares. After giving effect to the reverse acquisition, Literary Playpen will have approximately 11,437,090 shares outstanding.

In conjunction with the closing, existing APL directors Tim Bumgarner, Jim Crigler and Robert Vinson have been elected to the Literary Playpen Board of Directors, replacing Jesse Sackman and Michael Morrison, who have resigned as the directors of Literary Playpen. Further, it is anticipated that Literary Playpen will change its name to "American Pallet Leasing, Inc.", which will also result in a change to its stock symbol.

In August 2004, APL purchased its first operating entity, G&G/Cherokee Wood, Inc., a saw mill in Blacksburg, South Carolina. APL paid a $550,000 cash down payment and the seller took back a note of $2.75 million for a total purchase price of $3.3 million. On September 7, 2004, APL took over operational control of G&G. On a pro forma basis, for the year ended December 31, 2003 results of operations would have resulted in revenues of $5,500,884 and net income of $127,726, and for the seven months ended July 31, 2004 revenues of $3,121,586 and a net loss of $247,050. Also on a pro forma basis, as of July 31, 2004, APL had total assets of $7,218,417, working capital of $136,857 and total stockholders' equity of $3,449,417. These figures are unaudited and therefore subject to year-end audit adjustments.

ABOUT AMERICAN PALLET LEASING, INC.
APL is a vertically integrated manufacturer and logistical supplier of pallets. APL is engaged in an acquisition roll up of strategically located wood pallet manufacturers and saw (lumber) mills. APL's goal is to create a "Closed Loop Distribution System" by transforming the $1.6 billion per year pallet business from a commodity industry into a logistics management enterprise that will supply and manage the pallet requirements of manufacturers and distributors. APL currently owns one saw mill and intends to acquire other saw mills as a means of sourcing cheap lumber for APL's wood pallet manufacturing operations. APL also holds patents on proprietary galvanized steel patents and intends to commence the manufacture of its patented steel pallets subject to the receipt of additional capital. APL intends to enter into management and logistics contracts with manufacturers and distributors pursuant to which APL will supply and manage all of the customers pallet needs. APL is in negotiations to procure its initial management and logistics contracts. All revenue to date has been derived from the manufacture and sale of wood pallets.


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ABOUT LITERARY PLAYPEN, INC.
Literary Playpen, Inc. is a publicly-traded non-operating corporation that had insignificant assets as of the close and has not generated significant revenues over the past few years. Literary Playpen is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.

FORWARD LOOKING STATEMENTS
The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. APL and Literary Playpen intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) success of the reverse acquisition; (2) APL's expected revenue and earnings growth; and (3) estimates regarding the size of target markets. These statements are qualified by important factors that could cause APL's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) APL's ability to obtain development financing as and when needed, (2) APL's ability to generate and sustain profitable operations; (3) the market's acceptance of APL's products and services; (4) significant competition from other pallet manufacturers and suppliers, and (5) APL's ability to protect its intellectual property. These statements, and other forward looking statements, are not guarantees of future performance and involve risks and uncertainties as more fully described in the Company's periodic filings with the Securities and Exchange Commission.


For more information, please contact: Timothy Bumgarner, President and CEO of APL, or Byron Hudson, CFO or APL, at (864) 936-7000.